AMENDED AND RESTATED BYLAWS OF

MYSTIC HOLDINGS, INC.,

A NEVADA CORPORATION

Table of Contents

AMENDED AND RESTATED BYLAWS OF MYSTIC HOLDINGS, INC., A NEVADA CORPORATION

MYSTIC HOLDINGS, INC., a Nevada corporation (the "*Company*") amends and restates its bylaws (as amended hereby, the "*Bylaws*") as follows:

ARTICLE I: CORPORATE OFFICES

The principal office of the Company is 4145 Wagon Trail Avenue, Las Vegas, Nevada 89118 (the "*Principal Office*") or such other place as the Company's board of directors (the "*Board*", comprised of "*Directors*") may designate. The Company may maintain other offices, whether in or outside Nevada, as the Board may designate.

ARTICLE II: SHAREHOLDERS

Section 2.1 Shareholders. Persons with rights under this Article II shall be only those persons in whose name shares are recorded on the Company's stock records as of the Record Date determined under Section 2.10 of this Article II (the Company's "*Shareholders*").

Section 2.2 Meeting Place. Meetings of Shareholders shall take place at the Principal Office or such other location as the Board may designate under this Article II.

Section 2.3 Annual Meeting. The annual meeting of the Shareholders (an "*Annual Meeting*") to elect Directors and transact such other business as may properly come before an Annual Meeting shall be held on such date and time to be determined by the Board. No business may be transacted at an Annual Meeting, other than business that is either: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof); or (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board (or any duly authorized committee thereof).

Section 2.4 Special Meetings. The Board may call a special meeting of the Shareholders (a "*Special Meeting*") at any time, provided that the Board satisfies the notice requirements of Section 2.5 below. If the Directors then in office constitute anything other than a quorum of the Board as defined in Section 3.8 below, then the affirmative vote of a simple majority of all the Directors then in office may call a Special Meeting. Except as may be otherwise provided in these Bylaws or the Articles of Incorporation, or except as otherwise required under applicable law, no other person or persons shall call a Special Meeting. No business shall be acted upon at a Special Meeting except as set forth in the notice of meeting or matters incident to the conduct of the Special Meeting as the presiding officer of the Special Meeting shall determine to be appropriate in its sole and absolute discretion. Except as may be otherwise provided in these Bylaws or the Articles of Incorporation, or except as otherwise required under applicable law, the Board may postpone, reschedule or cancel any Special Meeting previously scheduled by the Board.

Section 2.5 Notice. Written notice of each Annual Meeting and any Special Meeting shall be given to each Shareholder entitled to vote not fewer than ten (10) but not more than sixty (60) days before the date of the meeting. The notice must state the place, date, and time of the meeting, the means of electronic communications, videoconferencing, teleconferencing or other available technology, if any, and: (a) in the case of an Annual Meeting, the matters that the Board intends to address and present for action

by the Shareholders; or (b) in the case of a Special Meeting, the particular purpose for the meeting and a general statement of the business to be transacted. If a meeting will involve the election of Directors, the notice shall include the names of the nominees. Notice of a Shareholders' meeting shall be delivered either personally, by mail, or electronically. The right of any Shareholder to notice under this Section 2.5 shall deemed waived if the Shareholder attends the meeting, whether in person or by proxy, and fails to object at the beginning of the meeting. Whenever any notice is required to be given by a Shareholder under the provisions of these Bylaws, the Articles of Incorporation or the Nevada Private Corporations Law, a waiver of notice in writing, signed by the person or persons entitled to such notice and delivered to the Company, whether before or after the date and time of the meeting or before or after the action to be taken by consent is effective, shall be deemed equivalent to the giving of such notice.

Section 2.6 Quorum. Except as may be otherwise provided in these Bylaws or the Articles of Incorporation, or except as otherwise required under applicable law, a majority (greater than fifty percent (50%)) of the voting power of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum of Shareholders for purposes of transacting business at any meeting; provided, however, that if a meeting will involve the removal of one or more Directors, then two-thirds (2/3) or more of the voting power of the shares entitled to vote shall constitute a quorum of Shareholders for that meeting. If a quorum is present, the affirmative vote of a majority of the voting power of the shares cast by Shareholders represented and voting at the meeting on any matter shall constitute an act of the Shareholders; provided, however, that if a meeting involves the removal of one or more Directors, then the affirmative vote of two-thirds (2/3) of the voting power of the shares entitled to vote shall be required. In the absence of a quorum, no business may be transacted at such meeting, except adjourning the meeting in accordance with Section 2.9.

Section 2.7 Voting. Unless otherwise provided in Chapter 78 of the NRS (also referred to herein as "*Nevada Private Corporations Law*"), the Articles of Incorporation, or the resolution providing for the issuance of common stock or series of preferred stock adopted by the Board pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation (if any such authority is so vested), each Shareholder of record, or such Shareholder's duly authorized proxy, shall be entitled to one (1) vote for each share of voting stock standing registered in such Shareholder's name at the close of business on the record date. Shareholders may vote by proxy if executed in writing by the Shareholder or by his or her representative. Such proxy shall be effective when received by the Secretary or other Officer or agent authorized to tabulate votes. An executed proxy shall become invalid eleven (11) months after the date of its execution, unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder to vote at any reconvened meeting following adjournment of such meeting, but shall not be valid after the final adjournment.

Section 2.8 Nominations and Voting for Directors. With respect to any nominations of candidates for the Board to be elected by the Shareholders (excluding any directors that are designated or elected by the holders of a duly authorized series of preferred stock), such nominations shall be submitted to the Secretary at the Principal Office of the Company not earlier than the close of business on the one hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year's Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, nominations must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such Annual Meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such Annual Meeting or, if the first public announcement of the date of such Annual Meeting is less than one hundred (100) days prior to the date of such Annual Meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. Each Shareholder entitled to vote in an election of Directors may cast such votes, in person or by proxy, the voting power of the shares owned by such Shareholder for

as many persons as there are Directors to be elected and for whose election such Shareholder has a right to vote. At all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders. Shareholders shall **not** have the right to cumulate their votes.

Section 2.9 Adjourned Meetings. Any Shareholders' meeting, whether or not a quorum of Shareholders is present, may be adjourned from time to time. Additional notice of any re-adjournment of the meeting is not required, provided that new notice must be given if a Shareholder meeting is adjourned for more than ten (10) days and a new Record Date is fixed for the adjourned meeting.

Section 2.10 Record Date. The Directors may prescribe a period not exceeding sixty (60) days before any meeting of Shareholders during which no transfer of stock on the books of the Company may be made. The Directors may further fix, in advance, a "*Record Date*" not more than sixty (60) but not fewer than ten (10) days before the date of any such meeting as the date as of which Shareholders entitled to notice of and to vote at such meetings must be determined. Only Shareholders of record on that date are entitled to receive notice or to vote at such a meeting. If a Record Date is not fixed, the date shall be the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the meeting is held. A determination of Shareholders of record entitled to notice of or to vote at a meeting of shareholders applies to an adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting. The Board must fix a new Record Date if the meeting is adjourned to a date more than sixty (60) days later than the date set for the original meeting.

Section 2.11 Action without Meeting. Any action that is required to be taken at a meeting of the Shareholders may be taken without a meeting if one or more written consents describing the action taken shall be signed by Shareholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted. The Board may fix a Record Date, which Record Date shall not precede the date upon which the resolution fixing the Record Date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the Record Date is adopted by the Board. If not otherwise fixed by the Board, the Record Date for determining Shareholders entitled to take action without a meeting is the date the first Shareholder consent is delivered to the Company. A Shareholder may withdraw a consent only by delivering a written notice of withdrawal to the Company prior to the time that consents sufficient to authorize taking the action have been delivered to the Company. Every written consent shall bear the date of signature of each Shareholder who signs the consent. A written consent is not effective to take the action referred to in the consent unless, within sixty (60) days of the earliest dated consent delivered to the Company, written consents signed by a sufficient number of Shareholders to take action are delivered to the Company. Unless the consent specifies a later effective date, actions taken by written consent of the Shareholders are effective when (a) consents sufficient to authorize taking the action are in possession of the Company; and (b) the period of advance notice required by the Articles of Incorporation to be given to any nonconsenting or nonvoting Shareholders has been satisfied. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the Shareholders.

Section 2.12 Conduct of Meeting. The Chief Executive Officer or the President shall preside as "*Chairman*" at all meetings of the Shareholders, unless another Chairman is selected. The Chairman shall conduct each such meeting in a businesslike and fair manner, but shall not be obligated to follow any technical formal or parliamentary rules or principles of procedure. The Chairman's ruling on procedural matters shall be conclusive and binding on all Shareholders. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the chairman of any annual or special meeting shall have the

power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these Bylaws and, if any proposed nomination or other business is not in compliance with these Bylaws, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded.

ARTICLE III: BOARD OF DIRECTORS

Section 3.1 Directors. A board of directors (i.e., the Board) will govern the affairs of the Company. The Board shall comprise not fewer than one (1) but not more than nine (9) Directors. The specific number of Directors shall be set by resolution of the Board or, if the Directors in office constitute fewer than a quorum of the Board, by the affirmative vote of a majority of all the Directors then in office. The number of Directors of this Company may be increased or decreased from time to time in the manner provided by the Articles of Incorporation, but no decrease in the number of Directors shall shorten the term of any incumbent Director.

Section 3.2 General Powers. Except as may be otherwise provided in these Bylaws or the Articles of Incorporation, or except as otherwise required under applicable law, all corporate powers shall be exercised by or under the authority of the Board, and the business and affairs of the Company shall be managed under the direction of the Board. If a quorum of Directors is present when the vote is taken, the act of the majority of the Directors present at a Board or committee meeting shall be the act of the Board or such committee, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Nevada Private Corporations Law.

Section 3.3 Classification and Tenure. The Directors shall be divided into three (3) classes (which are referred to herein as "*Class 1*", "*Class 2*", and "*Class 3*"), respectively, with each class to be as nearly equal in number as possible, as specified by resolution of the Board or, if the Directors in office do not constitute a quorum of the Board, then by the affirmative vote of a majority of all the Directors in office. The term of office of Class 1 Directors shall expire at the first (1st) Annual Meeting of Shareholders after their election. The term of office of Class 2 Directors shall expire at the second (2nd) Annual Meeting after their election. The term of office of Class 3 Directors shall expire at the third (3rd) Annual Meeting after their election. At each Annual Meeting after such classification, a number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. Absent death, resignation or removal, a Director shall continue to serve despite the expiration of the Director's term until a successor shall have been elected and qualified or until there is a decrease in the number of Directors. Directors need not be Shareholders of the Company or residents of the State of Nevada, and need not meet any other qualifications. Notwithstanding anything set forth in these Bylaws to the contrary, the holders of Preferred Stock that have a right to appoint member(s) to the Board to the Company shall be as set forth in a resolution or resolutions adopted by the Board setting forth the designations, preferences and rights relating to any such series of Preferred Stock and the right to designate members to the Board.

Section 3.4 Regular Meetings. An annual Board meeting shall be held without notice immediately after and at the same place as the Annual Meeting of Shareholders. By resolution the Board, or any committee designated by the Board, may specify the time and place for holding regular meetings without notice other than such resolution.

Section 3.5 Special Meetings. Except as may be otherwise provided in these Bylaws or the Articles of Incorporation, or except as otherwise required under applicable law, Special meetings of the Board or any committee designated by the Board may be called by or at the request of the Chairman of the Board, the Chief Executive Officer or the President, or, in the case of special Board meetings, a majority

of the Directors in office and, in the case of any special meeting of any committee designated by the Board, by its Chairman. The person or persons authorized to call special meetings may fix any place for holding any special Board or committee meeting called by them.

Section 3.6 Notice. Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a Director in writing, electronically, or orally. Neither the business to be transacted at nor the purpose of any special meeting need be specified in the notice of such meeting. If notice is given by personal delivery, the notice shall be delivered to a Director at least three (3) days before the meeting. If notice is delivered by mail, the notice shall be deposited in the official government mail at least five days before the meeting, properly addressed to a Director at the associated address shown on the records of the Company, with postage thereon prepaid. If a notice is delivered by wire or wireless equipment that transmits a facsimile of the notice or by electronic mail, the notice shall be dispatched at least three (3) days before the meeting to a Director at the associated telephone or fax number or email address appearing on the records of the Company.

Section 3.7 Waiver of Notice. Whenever any notice is required to be given to any Director under the provisions of these Bylaws, the Articles of Incorporation or the Nevada Private Corporations Law, a waiver thereof in writing, signed by the person or persons entitled to such notice and delivered to the Company, whether before or after the date and time of the meeting, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board or any committee designated by the Board need be specified in the waiver of notice of such meeting. A Director's attendance at or participation in a Board or committee meeting shall constitute a waiver of notice of such meeting, unless the Director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at such meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 3.8 Quorum. A majority of the number of Directors fixed by or in the manner provided in these Bylaws shall constitute a quorum of Directors for the transaction of business at any Board meeting but, if less than a majority are present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice. A majority of the number of Directors composing the Advisory Board or any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a majority are present at a meeting, a majority of such Directors composing the Advisory Board of the Chairman of the a committee of the Board may adjourn the committee meeting from time to time without further notice.

Section 3.9 Consent. Any action that could be taken at a meeting of the Board or of any committee created by the Board may be taken without a meeting if one or more written consents setting forth the action so taken are signed by each of the Directors or by each committee member either before or after the action is taken and delivered to the Company. Action taken by written consent of Directors without a meeting is effective when the last Director signs the consent, unless the consent specifies a later effective date. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting. A Director of the Company who is present at a Board or committee meeting at which any action is taken shall be deemed to have assented to the action taken unless (a) the Director objects at the beginning of the meeting, or promptly upon the Director's arrival, to holding the meeting or transacting any business at such meeting, (b) the Director's dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the Director delivers written notice of the Director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the Company within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

Section 3.10 Vacancies. If a vacancy occurs on the Board, including a vacancy resulting from an increase in the number of Directors, the Directors may fill the vacancy by the affirmative vote of a majority of the current Directors entitled to vote at a meeting called for such purpose; provided, however, if a vacancy results from a director that is permitted to be appointed by any class of Preferred Stock, such vacancies shall be filled in accordance with the certificate of designation covering the Preferred Stock to which the appointment right of a Director exists. A Director elected to fill a vacancy shall serve only until the next election of Directors for the Class to which said Director was appointed by the Directors and may not apply to Directors that are appointed by holders of Preferred Stock.

Section 3.11 Resignation; Removal.

(a) Resignation. Any Director may resign from the Board or any committee of the Board at any time by delivering either oral tender of resignation at any meeting of the Board or any committee, or written notice to the Chairman of the Board, the President, the Secretary or the Board. Any such resignation is effective upon delivery thereof unless the notice of resignation specifies a later effective date and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(b) Removal. Except as otherwise provided for in NRS 78.335, any Director or one or more of the incumbent directors may be removed from office by the affirmative vote of two-thirds (2/3) of the voting power of the shares entitled to vote the removal of said Director shall be required.

(c) Disqualification. Notwithstanding anything to the contrary, any Director of the Company who is determined to be a Disqualified Holder (defined herein) or who is an Affiliate of a Disqualified Holder shall cease to qualify to serve as a Director of the Company pursuant to the rules and regulations of any Cannabis Authorities (defined later) having jurisdiction over the Company.

Section 3.12 Compensation. By Board resolution, Directors, committee members and Advisory Directors (defined below) may be paid either expenses, if any, of attendance at each Board, committee meeting or Advisory Board, or a fixed sum for attendance at each Board or committee meeting, or a stated salary as Director, Advisor Director or a committee member, or a combination of the foregoing. No such payment shall preclude any Director, Advisory Director or committee member from serving the corporation in any other capacity and receiving compensation therefore.

Section 3.13 Committees. The Board, by resolution adopted by the greater of a majority of the Directors then in office and the number of Directors required to take action in accordance with these Bylaws, may create standing or temporary committees, including an executive committee, and appoint members from its own number and invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board, the Articles of Incorporation, these Bylaws and applicable law. Each committee must have one or more members, and the Board may designate one or more Directors as alternate members who may replace any absent or disqualified member at any committee meeting, with all such members and alternate members to serve at the pleasure of the Board. Each Committee shall have and may exercise all the authority of the Board to the extent provided in the resolution of the Board creating the committee and any subsequent resolutions adopted in like manner, except that no such committee shall have the authority to: (a) approve or adopt, or recommend to the Shareholders, any action or matter expressly required by the Articles of Incorporation or the Nevada Private Corporations Law to be submitted to Shareholders for approval or (b) adopt, amend or repeal any bylaw of the Company. All committees shall keep regular minutes of their meetings and shall cause them to be recorded n books kept for that purpose. The Board may remove any member of any committee elected or appointed by it but only by the affirmative vote of the greater of a majority of Directors then in office and the number of Directors required to take action in accordance with these Bylaws.

Section 3.14 Advisory Board. The Board may, by resolution passed by the affirmative vote of at least a majority of the number of Directors fixed by these Bylaws appoint up to five (5) advisory directors to be members of the Company's Advisory Board (the *"Advisory Board"*). The Advisory Board shall assist and advise the Board in any matter for which the Board seeks advisement. Member of the Advisory Board appointed by the Board (collectively, the *"Advisory Directors"*) shall not be entitled to exercise the powers of the Board in any capacity. All Advisory Directors: shall serve at the pleasure of the Board and for such compensation, if any, as the Board shall from time to time determine; shall have no authority to make decisions or to speak for the Company, or to bind the Company to obligations; and shall have no responsibility or liability for the decisions, obligations or liabilities of the Company. The Board shall appoint the Chairperson of the Advisory Board, who shall preside at the meetings of such board, and shall meet at such times and places as the Board shall determine. All operational bylaws applicable to the Board (i.e., requirements for meetings, notice, conduct of business, voting, etc.) shall be applicable to the Advisory Board and the Advisory Directors. The Board may remove any Advisory Director upon the affirmative vote of the greater of a majority of Directors then in office and the number of Directors required to take action in accordance with these Bylaws.

ARTICLE IV:
OFFICERS

Section 4.1 Officers. The Company shall have such offices, with titles and duties as the Board of Directors may determine by resolution, but must include at least a president, a secretary and a treasurer (the "*Officers*" of the Company). The Board shall appoint Officers of the Company from time to time to the extent there are vacancies. The Board shall have sole power and authority to appoint executive officers. The Board may delegate to any other officer the power to appoint any subordinate officers and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person. Unless an officer dies, resigns or is removed from office, he or she shall hold office until his or her successor is appointed.

Section 4.2 Removal. Any officer may be removed, either with or without cause, by the Board of Directors at any time, or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any officer may resign at any time by giving written notice to the Company. Any resignation shall take effect at the date of receipt of such notice or any later specified time therein. A vacancy of any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed by these bylaws for the regular election or appointment to such office.

Section 4.3 Board Chairman. If appointed, the Chairman of the Board shall perform such duties as shall be assigned to him or her by the Board from time to time, and shall preside over meetings of the Board and Shareholders unless another officer is appointed or designated by the Board or Chairman of such meetings. If a Chairman is not separately appointed, the Chairman of the Board shall be the President.

Section 4.4 President. The "*President*" shall preside over meetings of the Board and Shareholders in the absence of a separate Chairman of the Board. The President has general powers of oversight over the Company and such other powers and duties as may be prescribed by the Board. The President shall fill the position of CEO in the event that that position is vacant. Michael V. Cristalli is the designated President as of the date of these Bylaws.

Section 4.5 CEO. The "*Chief Executive Officer*" shall preside over meetings of the Board and Shareholders in the absence of a Chairman of the Board or President, and, subject to the Board's control, shall supervise and control all the assets, business and affairs of the Company. In general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and such other

duties as are prescribed by the Board from time to time. Lorenzo Barracco is the designated CEO as of the date of these Bylaws.

Section 4.6 COO. The "*Chief Operating Officer*" shall manage the actual day to day business operations of the Company. The COO reports to the CEO and shall implement such policies and procedures as directed by the CEO or Board. Joanna DeFilippis is the designated COO as of the date of these Bylaws.

Section 4.7 CFO. The "*Chief Financial Officer*" shall manage the financial affairs of the Company. The CFO reports to the CEO and shall implement such policies and procedures as directed by the CEO or Board. Heather Cranny is the designated COO as of the date of these Bylaws.

Section 4.8 Secretary. The "*Secretary*" shall be responsible for preparation of minutes of the meetings of the Board and Shareholders, maintenance and authentication of the Company's records and stock registers (which register shall contain the names of Shareholders, the class and number of their shares, dates certificates were issued and/or canceled, their addresses and other necessary contact information of Shareholders), and Secretary shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. An "*Assistant Secretary*" may perform the duties of the Secretary. The Secretary shall manage the providing of notice to Shareholders for Annual and Special Meetings.

Section 4.9 Treasurer. The "*Treasurer*" shall have custody of and be responsible for all funds and securities of the Company, shall receive and give receipts for moneys due and payable to the Company from any source whatsoever, and shall deposit all such moneys in the name of the Company in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws, and in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. An "*Assistant Treasurer*" may perform the duties of the Treasurer. The CFO may serve this role simultaneously with his role as CFO.

Section 4.10 Agents. The President or CEO may appoint agents with power and authority for and on behalf of the Company ("*Agency*"). The scope of any such Agency shall be limited in writing before the Agency shall take effect. The President, CEO and Board shall independently maintain absolute authority to terminate any Agency.

Section 4.11 Salaries. The salaries of the Officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Company.

Section 4.12 Certain Transactions Prohibited. Notwithstanding anything in these Bylaws to the contrary, no Director, Officer, Employee or agent of the Company, except the President and/or CEO, shall have the power or authority to bind the Company under any contract, transaction, or other obligation without prior written authorization from the President and/or CEO. Notwithstanding the foregoing, the President and/or CEO shall not enter into any transaction, contract or other obligation on behalf of the Company if the obligation exceeds Ten Million Dollars ($10,000,000.00) without prior written authorization from the Board.

ARTICLE V:
LIABILITY OF DIRECTORS AND OFFICERS

Section 5.1 Elimination of Liability. A Director or Officer of the Company shall not be personally liable to the Company or its Shareholders for damages for breach of fiduciary duty as a director or officer, except only: (a) acts or omissions which involve intentional misconduct, fraud or a knowing

violation of law or (b) the payment of dividends in violation of NRS 78.288, except for a Director who dissents to the payment as provided in NRS 78.300, but liability shall otherwise be eliminated or limited to the fullest extent permitted by Nevada law, as it may be allowed from time to time.

Section 5.2 Mandatory Indemnification. The Company shall indemnify the Directors or Officers of the Company to the fullest extent permitted by Nevada law as the same exists or may hereafter be amended.

Section 5.3 Mandatory Payment of Expenses. The expenses of Directors and/or Officers incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Director and/or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company.

Section 5.4 Effect of Amendment or Repeal. Except as provided in the Articles of Incorporation or by Nevada law, this Company reserves the right to amend or repeal any provision contained in these Bylaws. However, any amendment to or repeal of any of the provisions in this Article V shall not adversely affect any right or protection of a Director and/or Officer of the Company for or with respect to any act or omission of such Director and/or Officer occurring prior to such amendment or repeal.

Section 5.5 Insurance. The Company shall have power to purchase and maintain insurance on behalf of any person who is or was an Officer, Director, employee or agent of the Company against any liability asserted against or incurred by the officer, director, employee or agent in such capacity or arising out of such person's status as such whether or not the Company would have the power to indemnify the officer, or director, employee or agent against such liability under the provisions of this Article V.

ARTICLE VI: INDEMNIFICATION

Section 6.1 Right to Indemnification. Each person who was, is or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter "*proceedings*"), by reason of the fact that he or she is or was a Director or Officer of the Company or, that being or having been such a Director or Officer of the Company, he or she is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (hereafter an "*indemnitee*"), whether the basis of a proceeding is alleged action in an official capacity or in any other capacity while serving as such a director, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the Company against all losses, claims, damages (compensatory, exemplary, punitive or otherwise), liabilities and expenses (including attorneys' fees, costs, judgments, fines, ERISA excise taxes or penalties, amounts to be paid in settlement and any other expenses) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director or Officer of the Company or a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall insure to the benefit of the indemnitee's heirs, executors and administrators. Except as otherwise provided in this Article VI with respect to proceedings seeking to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if a proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this Article VI shall be a contract right.

Section 6.2 Restrictions on Indemnification. No indemnification shall be provided to any such indemnitee for acts or omissions of the indemnitee (a) if the indemnitee did not (i) act in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and (ii) with respect to any criminal action or proceeding, have reasonable cause to believe the indemnitee's conduct was unlawful or (b) if the Company is otherwise prohibited by applicable law from paying such indemnification. Notwithstanding the foregoing, if Section 78.7502 or any successor provision of the Nevada Private Corporations Law is hereafter amended, the restrictions on indemnification set forth in this Section 6.2 shall be as set forth in such amended statutory provision.

Section 6.3 Advancement of Expenses. The right to indemnification conferred in this Article VI shall include the right to be paid by the Company the expenses reasonably incurred in defending any proceeding in advance of its final disposition (hereinafter an "*advancement of expenses*"). An advancement of expenses shall be made upon delivery to the Company of an undertaking (hereinafter an "*undertaking*"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified.

Section 6.4 Right of Indemnitee to Bring Suit. If a claim under Article VI is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part, in any such suit or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of the undertaking, the indemnitee shall be entitled to be paid also the expense of litigating such suit. The indemnitee shall be presumed to be entitled to indemnification under this Article VI upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, when the required undertaking has been tendered to the Company) and thereafter the Company shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.

Section 6.5 Non-Exclusivity of Rights. The right to indemnification and the advancement of expenses conferred in this Article VI shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws of the Company, general or specific action of the Board or Shareholders, contract or otherwise.

Section 6.6 Insurance, Contracts and Funding. The Company may maintain insurance, at its expense, to protect itself and any director, officer, partner, trustee, employee or agent of the Company (including, without limitation, Directors and Officers) or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the authority or right to indemnify such person against such expense, liability or loss under the Nevada Private Corporations Law or other law. The Company may enter into contracts with any Director, Officer, partner, trustee, employee or agent of the Company in furtherance of the provisions of this Article VI, without limitation, and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article VI.

Section 6.7 Indemnification of Employees and Agents. In addition to the rights of indemnification set forth in this Article VI, the Company may, by action of the Board, grant rights to indemnification and advancement of expenses to employees and agents or any class or group of employees and agents of the Company (a) with the same scope and effect as the provisions of this Article VI with respect to indemnification and the advancement of expenses of Directors and Officers of the Company; (b)

pursuant to rights granted or provided by the Nevada Private Corporations Law; or (c) as are otherwise consistent with law.

Section 6.8 Persons Serving Other Entities. Any person who, while a Director or Officer of the Company, is or was serving (a) as a director, officer, employee or agent of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Company; or (b) as a partner, trustee or otherwise in an executive or management capacity in a partnership, joint venture, trust, employee benefit plan or other enterprise of which the Company or a majority owned subsidiary of the Company is a general partner or has a majority ownership shall conclusively be deemed to be so serving at the request of the Company and entitled to indemnification and the advancement of expenses under this Article VI.

Section 6.9 Limitation of Liability. To the full extent that the Nevada Private Corporations Law, as they exist on the date hereof or may hereafter be amended, permit the limitation or elimination of the liability of any person who would be considered an indemnitee under this Article VI, an indemnitee of the Company shall not be liable to the Company or its Shareholders for monetary damages for conduct in the capacity based upon which such person is considered an indemnitee. Any amendments to or repeal of this Article VI shall not adversely affect any right or protection of any indemnitee of the Company for or with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

ARTICLE VII:
SHARES

Section 7.1 Issuance of Shares. No shares of the Company shall be issued unless authorized by the Board, or by a committee designated by the Board to the extent such committee is empowered to do so.

Section 7.2 Certificates for Shares. Certificates representing shares of the Company shall be signed, either manually or in facsimile, by the Chief Executive Officer or the President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary and shall include on their face written notice of any restrictions that may be imposed on the transferability of such shares. All certificates shall be consecutively numbered or otherwise identified.

Section 7.3 Stock Records. The stock transfer books shall be kept at the principal office at the Company or at the office of the Company's transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the Company. The person in whose name shares stand on the books of the Company shall be deemed by the Company to be the owner thereof for all purposes.

Section 7.4 Restriction on Transfer. Except to the extent that the Company has obtained an opinion of counsel acceptable to the Company that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing shares of the Company shall bear a legend on the face of the certificate, or on the reverse of the certificate if a reference to the legend is contained on the face, which reads substantially as follows:

> THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND NO INTEREST MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND

APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) THIS COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THIS COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THIS COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

Section 7.5 Transfer of Shares. The shares of capital stock issued by the Company are not freely transferable. Due to the level of governmental regulation of the Company's and its Affiliate's business, no Shareholder may sell, assign, transfer or otherwise convey any shares of stock in the Company without the prior consent of the Board, which may be withheld or conditioned in the Board's sole and absolute discretion. The Board has the right to delegate the rights under this Section 7.5 to an officer of the Company subject to the resolutions adopted and approved by Board with the conditions related to said delegation of said right.

Section 7.6 Lost or Destroyed Certificates. In the case of a lost, destroyed or damaged certificate, a new certificate may be issued in its place upon such terms and indemnity to the Company as the Board may prescribe.

ARTICLE VIII: DISPUTE RESOLUTION

To the fullest extent permitted by law, and unless the Company consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, shall be the sole and exclusive forum for any actions, suits or proceedings, whether civil, administrative or investigative or that assert any claim or counterclaim (a) brought in the name or right of the Company or on its behalf; (b) asserting a claim for breach of any fiduciary duty owed by any Director, Officer, employee or agent of the Company, to the Company, or the Company's Shareholders, (c) arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A or any provision of the Articles of Incorporation or these Bylaws; or (d) asserting a claim governed by the internal affairs doctrine. In the event that the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction over any such action, suit or proceeding, then any other state district court located in the State of Nevada shall be the sole and exclusive forum therefor and in the event that no state district court in the State of Nevada has jurisdiction over any such action, suit or proceeding, then a federal court located within the State of Nevada shall be the sole and exclusive forum therefor. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of this Article VIII.

ARTICLE IX: GOVERNMENTAL REGULATION

To enable the Company or any Affiliate (defined herein) thereof to secure and maintain in good standing all licenses, contracts, franchises, permits, registrations, findings of suitability, exemptions, waivers and other regulatory approvals related to the ownership, control, conduct or operation of a cannabis production and cultivation business and related activities now or hereafter engaged in by the Company or any Affiliate thereof within or without the United States of America (collectively, "*Cannabis Licenses*"), the following provisions shall apply:

Section 9.1 Regulatory Compliance. All Shareholders, and any and all capital stock, bonds, notes, convertible debentures, warrants or other instruments that represent a share in the equity of the

Company, a debt owed by the Company or the right to acquire any of the foregoing (collectively, "*Securities*"), shall be held subject to: (i) all applicable governmental, administrative, regulatory and/or licensing body, agency, authority or official, which regulates or has authority over , any form of cannabis (including marijuana) or related activities conducted or proposed to be conducted by the Company or any of its Affiliates in Nevada or any other jurisdiction in which the Company conducts operations, including, without limitation, the right to issue or grant a license, contract, franchise, permit, registration, finding of suitability, exemption, waiver or other regulatory approval (collectively, but not including, for the avoidance of doubt, the federal government of the United States of America until such time as the sale of cannabis and/or marijuana is deemed legal, the "*Cannabis Authorities*"); and (ii) any statute, order, rule, regulation, decree, ordinance or interpretation pursuant to which any Cannabis Authority possesses or asserts regulatory or licensing authority over the ownership, operation, management or conduct of cannabis (including marijuana) and related activities (collectively "*Cannabis Laws*"). Each Shareholder shall comply with all applicable Cannabis Laws as promulgated from time to time by the Cannabis Authorities.

Section 9.2 Disqualified Holder. The Board shall have the power to determine, on the basis of information known to the Board after reasonable inquiry, all questions arising under this Article IX, including, without limitation (1) whether a person is a Disqualified Holder, (2) whether a Disqualified Holder has disposed of Securities pursuant to this Article IX and (3) the amount of Securities held directly or indirectly by any person. Any such determination shall be binding and conclusive on all such persons. If a Shareholder is determined to be a Disqualified Holder, then, if the Board so elects in its sole and absolute discretion (unless otherwise required by any Cannabis Law or Cannabis Authority): (i) such Shareholder shall sell or otherwise dispose of such Securities or other interest in the Company within sixty (60) days commencing on the date the Company gives the person notice of such person's unsuitability or disqualification and requiring such disposition (or an earlier time if so required by any Cannabis Authority or any Cannabis Law) in a manner satisfactory to the Board in its sole and absolute discretion; or (ii) the Company may redeem any or all such Securities of the Company on the date specified in the notice given by the Company to such person, which date may not be less than thirty (30) days after the Redemption Notice (defined herein) is given, at a price equal to the Redemption Price (defined herein). Effective immediately upon transmittal by the Company of a notice pursuant this Article IX to a Disqualified Holder, any and all Securities held by such Disqualified Holder shall become "*Invalid Securities*" for purposes of this Article IX. Notice to a Disqualified Holder under this Article IX shall be delivered inwriting by personal delivery, mailing it to the address shown on the Company's books and records or any other reasonable means and shall be deemed effective on the date given (the "*Notice Date*"). Failure of the Company to provide such notice to a Disqualified Holder after making reasonable efforts to do so shall not preclude the Company from exercising its rights under this Article IX. Commencing on the Notice Date (or such earlier date on which any Cannabis Authority serves notice of its determination of unsuitability or disqualification of the Disqualified Holder on the Company), the Disqualified Holder shall not be entitled to receive payments of dividends or interest upon any Securities of the Company held by such Disqualified Holder, or exercise, directly or indirectly, any voting or other rights conferred by the Company's Securities upon the holders thereof.

Section 9.3 Transfer Limitations. No Disqualified Holder or Purported Transferee (defined herein) shall be permitted to make a Transfer of Invalid Securities, and any such purported Transfer will be void *ab initio* (any such purported Transfer, a "*Prohibited Transfer*"). The restrictions set forth in this Section 9.3 shall not apply to a proposed Transfer, and a Transfer shall not be treated as a Prohibited Transfer hereunder, if the transferor or the transferee obtains prior approval of the proposed Transfer by the Board. As a condition to granting its approval pursuant to this Section 9.3, the Board may, in its sole discretion, require and/or obtain (at the expense of the transferor and/or transferee) such documentation, information and action, if any, as it determines in its sole discretion to be appropriate, including, without limitation, representations and warranties from the transferor and/or transferee, such opinions of counsel to be rendered by counsel selected by (or acceptable to) the Board, and such other advice, in each case as to

such matters as the Board determines in its sole and absolute discretion is appropriate. The restrictions set forth in Section 9.3 shall not apply to an Acquisition by the Company. Once Invalid Securities have been Acquired by the Company, such Securities shall cease to be Invalid Securities.

Section 9.4 Treatment of Invalid Securities. No employee or agent of the Company shall record any Prohibited Transfer, and the purported transferee of a Prohibited Transfer (the "*Purported Transferee*") shall not be recognized as a security holder of the Company for any purpose whatsoever in respect of the Invalid Securities. The Purported Transferee shall not be entitled with respect to such Invalid Securities to any rights of the applicable class of security holders of the Company, including, without limitation, any right to vote such Invalid Securities, to receive dividends or distributions, whether liquidating or otherwise, in respect thereof and to effect any Transfer thereof. Once Invalid Securities exist, the Company may require, including, but not limited to, as a condition to the registration of the Transfer of any Securities that may be Invalid Securities or the payment of any dividend or distribution on any such Securities, that the proposed transferee or payee furnish to the Company all information reasonably requested by the Company to permit a determination of whether such Securities are Invalid Securities. The Company may make such arrangements or issue such instructions to the applicable transfer agent, registrar, depositary, trustee or other securities intermediary as may be determined by the Board to be necessary or advisable to implement this Section 9.4, including, without limitation, authorizing such transfer agent, registrar, depositary, trustee or other securities intermediary to require an affidavit from a proposed transferee or payee regarding such Person's actual and constructive ownership of any such Securities, the transfer of any such Securities and other evidence that a Transfer will not be prohibited by this Section 9.4 as a condition to registering any such Transfer or paying any such dividend or distribution. If a Prohibited Transfer has occurred: (a) the Prohibited Transfer and, if applicable, the registration of such Prohibited Transfer, shall be void *ab initio* and have no legal effect; (b) the Purported Transferee shall be bound by the terms of the Redemption Notice with respect to the Invalid Securities purportedly Transferred; (c) the Redemption Notice shall thereafter constitute a binding agreement on the part of the Company to redeem, and on the part of the Purported Transferee to sell, the Invalid Securities in accordance with the Articles of Incorporation (such redemption and sale, the "*Purported Transferee Redemption*"); and (d) the Purported Transferee Redemption shall thereafter be effectuated in accordance with these Bylaws (including, for the avoidance of doubt, at the date, time and place specified in the Redemption Notice and at the Redemption Price determined by reference to the original Purchase Price of the Disqualified Holder to whom the Redemption Notice was given); provided that the Company shall pay the Redemption Price of any Invalid Securities redeemed in a Purported Transferee Redemption to the Purported Transferee of the Invalid Securities so redeemed, in which case such payment shall extinguish any obligation of the Company to make payment in respect of such Invalid Securities to the Disqualified Holder that effectuated the applicable Prohibited Transfer; and provided further that if the date specified in the Redemption Notice shall have already passed, the Purported Transferee Redemption shall take place at such date and time as the Company reasonably selects by notice to the Purported Transferee. The recourse of any Purported Transferee to the Company in respect of any Prohibited Transfer shall be limited to the Redemption Price. If the Purported Transferee fails to surrender the Invalid Securities for redemption, then the Company may, in such manner and at such time, as determined by the Board, enforce the provisions hereof, which may include the institution of legal proceedings to compel the surrender. Nothing in this Section 9.4 shall (x) be deemed inconsistent with any Prohibited Transfer of the Invalid Securities provided in this Section 9.4 being void *ab initio* or (y) preclude the Company in its discretion from immediately bringing legal proceedings without a prior demand.

Section 9.5 Redemption. If the Company intends to redeem Securities in accordance with this Article IX, the Company shall provide notice of its intention (the "*Redemption Notice*"), which Redemption Notice shall specify the Securities to be redeemed, the date, time and place when such redemption will be consummated, which date in no event will be earlier than thirty (30) days after the date of such notice (unless otherwise required by any Cannabis Authority or any Cannabis Law), and the Redemption Price (it

being sufficient for the purposes of this Article IX for the Company to indicate generally that the Redemption Price will be determined in accordance with this Section 9.5). If the Company gives the notice provided for by the preceding sentence, such notice shall be deemed to constitute a binding agreement on the part of the Company to redeem, and on the part of the person notified to sell, the Securities referred to in such notice in accordance with this Article IX. The "*Redemption Price*" shall be, with respect to any Securities, the price equal to the lesser of (a) the fair value of the Securities as determined by the Board in good faith and inconsideration of such records of the Company and information, opinions, reports or statements presented to the Board by any of the Company's Officers, employees or financial advisors, or committees of the Board (including, without limitation, information, opinions, reports or statements regarding any discount for lack of marketability or otherwise), as the Board deems, in its sole and absolute discretion, to be relevant and pertinent to such determination, and (b) the original price paid to acquire a Security, exclusive of commissions, taxes and other fees and expenses, adjusted for any stock split, stock dividend, combination of shares or similar event (the "*Purchase Price*"). Any person to whom a Redemption Notice is given pursuant to the provisions of this Article IX shall have the burden of establishing to the satisfaction of the Company the dates on which and the Purchase Price at which such person acquired the Securities subject to such notice.

Section 9.6 Additional Provisions.

(a) The operation of this Article IX shall not be stayed by an appeal from a determination of any Cannabis Authority.

(b) The Company shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the provisions of this Article IX, and each holder of Securities of the Company shall be deemed to have acknowledged by acquiring or retaining Securities of the Company that failure to comply with this Article IX will expose the Company to irreparable injury for which there is no adequate remedy at law and that the Company is entitled to injunctive relief to enforce the provisions of this Article IX.

(c) A Disqualified Holder shall indemnify the Company and its Affiliates for any and all direct or indirect costs, including attorneys' fees, incurred by the Company or any of its Affiliates as a result of such person's continuing ownership of, or failure to divest, the Securities.

(d) The right of the Company to redeem Securities pursuant to this Article IX shall not be exclusive of any other rights the Company or any of its Affiliates may have or hereafter acquire under any agreement, provision of the Bylaws of the Company or such Affiliate or otherwise. Nothing in this Article IX shall be construed to: (i) relieve any Disqualified Holder (or any Affiliate thereof) from any fiduciary obligation imposed by law, (ii) prohibit or affect any contractual arrangement which the Company may make from time to time with any holder of Securities to purchase all or any part of any other securities held by such holder or (iii) be in derogation of any action, past or future, which has been or may be taken by the Board or any holder of Securities with respect to the subject matter of this Article IX. Nothing contained in this Article IX shall limit the authority of the Board to take such other action, to the extent not prohibited by law, as it deems necessary or advisable to protect the Company or any of its Affiliates from the denial or loss or threatened denial or loss of any Cannabis License.

(e) If any provision of this Article IX or the application of any such provision to any person or under any circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article IX. Except as may be required by any applicable Cannabis Law or Cannabis Authority, the Board may waive any of the rights of the Company or any restrictions contained in this Article IX in any instance in which and to the extent the Board determines that a waiver would be in the best interests of the Company. Except as required by a Cannabis Authority, nothing in this Article IX shall be deemed or

construed to require the Company to redeem or repurchase any Securities owned or controlled by a Disqualified Holder or any Affiliate thereof.

(f) To the fullest extent permitted by law, any holder of Securities subject to the provisions of this Article IX who violates the provisions of this Article IX and any Affiliate with such holder of Securities shall be jointly and severally liable to the Company for, and shall indemnify and hold the Company harmless against, any and all damages suffered as a result of such violation, including, but not limited to, damages resulting from the Company's inability to secure and maintain in good standing any Cannabis Licenses, licenses, contracts, franchises and other regulatory approvals related to the Company's business, and attorneys' and auditors' fees incurred in connection with such violation.

(g) The Company shall have the power to make appropriate notations upon any certificates representing Securities or its stock and other Securities transfer records and to instruct any transfer agent, registrar, depositary, trustee or other securities intermediary with respect to the requirements of this Article for any uncertificated Securities or Securities held in an indirect holding system. The Board shall have the power to decide all matters necessary for determining compliance with this Article IX, including, without limitation, determining (i) whether a Transfer is a Prohibited Transfer; (ii) whether an instrument constitutes a Security; (iii) the interpretation of any provision of this Article IX; and (iv) any other matter that the Board determines to be relevant. The good faith determination of the Board on such matters shall be conclusive and

(h) binding on all persons and entities for the purposes of this Article IX.

(i) As used in this Article X only (unless otherwise specified), the following terms shall have the following respective meanings:

i. "*Acquire*" means the acquisition, directly or indirectly, of ownership of Securities by any means, including, without limitation: (i) the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire Securities or (ii) the entering into of any swap, hedge or other arrangement that results in the acquisition of any of the economic benefits of ownership of Securities. The terms "*Acquire*" and "*Acquisition*" shall have the same meaning, *mutatis mutandis*.

ii. "*Affiliate*" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified (including any direct or indirect subsidiary of such person) and, for purposes of this definition, "*control*" (including, with correlative meanings, the terms "*controlling,*" "*controlled by*" and "*under common control with*"), as used with respect to a person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise. As used in this Article IX, the term "*Affiliate*" shall also include any joint venture, minority-owned entity or other enterprise in which the Company or any of its Affiliates has any direct or indirect interest.

iii. "*Disposition*" means the sale, transfer, exchange, assignment, liquidation, conveyance, pledge, abandonment, distribution, contribution, or other disposition of Securities.

iv. "*Disqualified Holder*" means any record or beneficial holder of the Company's Securities: (i) who is requested or required pursuant to any Cannabis Law to appear before, or submit to the jurisdiction of, or file an application with, or provide information to, any Cannabis Authority and either refuses to do so or otherwise fails to comply with such request or requirement within a reasonable period of time, (ii) who has withdrawn or requested the withdrawal of a pending application for any

Cannabis License from any Cannabis Authority in anticipation of such person being denied such Cannabis License or receiving such Cannabis License subject to materially burdensome or unacceptable terms or conditions, (iii) who is determined or shall have been determined by any Cannabis Authority not to be suitable or qualified with respect to owning or controlling Securities or securities of an Affiliate of the Company, or (iv) whose ownership or control of Securities may result, in the judgment of the Board, in the failure of the Company or any of its Affiliates to obtain, maintain, retain, renew or qualify for a Cannabis License, or cause or otherwise result in the imposition of any materially burdensome or unacceptable terms or conditions on any Cannabis License.

v. "*Person*" means an individual, corporation, estate, trust, association, limited liability company, partnership, joint venture or similar organization or entity.

vi. "*Transfer*" means any direct or indirect Acquisition or Disposition.

ARTICLE X: MISCELLANEOUS

Section 10.1 Amendments. These Bylaws may be altered, amended or repealed, and new bylaws made, only by the affirmative vote of (a) a majority of the Board; or (b) Shareholders representing at least 75% of the voting power of the shares entitled to vote in an election of Directors.

Section 10.2 Application of These Bylaws; Invalid Provisions. In the event that any provisions of these Bylaws is or may be in conflict with any law of the United States, of the State of Nevada, or of any governmental body or power having jurisdiction over this Corporation, or over the subject matter to which such provision of these Bylaws applies, or may apply, such provision of these Bylaws shall be inoperative to the extent only that the operation thereof conflicts with such law, and shall in all other respects be in full force and effect. If any part of these Bylaws is held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, shall be valid and operative.

Section 10.3 Conflict. In the event of any conflict between the terms and provisions of these Bylaws and the Corporation's Articles of Incorporation, the Articles of Incorporation shall control.

CERTIFICATE BY SECRETARY

I DO HEREBY CERTIFY AS FOLLOWS:

That I am the duly elected, qualified, and acting Secretary of Corporation and that the foregoing Amended and Restated Bylaws were adopted as the Bylaws of said Corporation at a Special Meeting of the Board of Directors of the Corporation on the 20th day of May 2021.

Dated this 20th day of May 2021.

Heather, Cranny, Secretary